UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2011

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code) 416-596-7664

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(1)	On November 30, 2011, Vitran Corporation Inc. (the “Company”) and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) for a revolving credit facility led by JPMorgan Chase Bank, N.A., as agent (the “Agent”), and other lenders that are parties thereto (the “Lending Group”).

The following is a summary of the material terms of the Credit Agreement:

•

The Credit Agreement is for an asset-based revolving credit facility with a total bank commitment of $85 million. The total available borrowing capacity is based on a borrowing base calculation on the Company’s eligible accounts receivable. The tenure of the Credit Agreement is 3-years expiring on November 30, 2014.

•	The facility is secured by accounts receivable and certain equipment of the Company.

•	The Credit Agreement allows the Company to increase total commitments by $30 million under an accordion feature.

•	The Company has restrictions on the total amount of additional balance sheet debt it can incur.

•

A fixed charge ratio of greater than 1.10 to 1 must be measured monthly if available borrowing capacity falls below a certain threshold for three consecutive days. Cash dominion and weekly reporting would also be triggered.

•	Interest rate margins on borrowings are based on the amount of available borrowing capacity and ranges from 225 basis points to 275 basis points. There is no interest rate floor in the agreement.

(2)	On November 30, 2011, the Company and certain of its subsidiaries entered into real estate term agreement with a real estate mortgage lender.

The following is a summary of the material terms of the real estate term agreement:

•

The real estate term agreement is for a total of CAD$45.7 million as a first freehold mortgage on the land and buildings. The tenure of the agreement is seven years and the amortization period is twenty-five years.

•	The real estate term is secured by a first mortgage on the four owned Canadian transportation facilities in Vancouver, BC; Edmonton, Alberta; Toronto, Ontario; and Montreal, Quebec

•	The interest rate is fixed at 4.75% for the term of the real estate agreement.

FD Disclosure

On December 01, 2011 the Registrant issued the attached news release entitled “Vitran Completes Refinancing of Senior Credit Facilities” announcing that it has entered into the Credit Agreement and real estate term agreement described in Item 1.01 of this Report. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release dated December 01, 2011. (1)

(1)	Filed as an exhibit hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Fayaz D. Suleman
	Name:	Fayaz D. Suleman
Date: December 5, 2011	Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated December 01, 2011. (1)

(1)	Filed as an exhibit hereto